UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2005 (March 21, 2005)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Agreement of a Registrant.
Item 3.03 Material Modification to Rights of Security Holders.
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EX-4.1 INDENTURE DATED MARCH 23,2005
EX-4.3 SUPPLEMENTAL INDENTURE DATED MARCH 21,2005
EX-10.1 REGISTRATION RIGHTS AGREEMENT
EX-10.2 PURCHASE AGREEMENT, DATED MARCH 8,2005
EX-99.1 PRESS RELEASE DATED MARCH 23, 2005

Item 1.01 Entry into a Material Definitive Agreement

As previously reported, on March 8, 2005, Corrections Corporation of America (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Lehman Brothers Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC, as representatives of the several initial purchasers listed therein (the “Initial Purchasers”), to sell $375.0 million aggregate principal amount of its 6.25% senior notes due 2013 (the “Notes”) in a private placement (the “Private Placement”) in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The sale of the Notes to the Initial Purchasers was completed on March 23, 2005.

The aggregate net proceeds received by the Company from the sale of the Notes was $368.4 million after deducting the Initial Purchasers’ discount. The Company plans to use the net proceeds of the Private Placement and cash on hand to purchase all of the Company’s $250.0 million 9.875% senior notes due 2009 (the “9.875% Notes”) that were tendered pursuant to the tender offer previously announced (the “Tender Offer”) and to prepay $110.0 million in aggregate principal amount of the Company’s existing term loans under the Company’s senior secured credit facility, and to pay fees and expenses associated with these transactions.

The Company issued the Notes under an Indenture, dated March 23, 2005, among the Company, certain subsidiary guarantors (the “Guarantors”) and U.S. Bank National Association, as Trustee (the “Indenture”).

The Notes are unsecured senior obligations of the Company, rank equally in right of payment with the Company’s existing and future unsecured senior debt and rank senior in right of payment to all of the Company’s existing and future subordinated debt. The Notes are effectively subordinated to the Company’s senior secured debt to the extent of the value of the assets securing such indebtedness. The Notes are guaranteed on a senior secured basis by the Guarantors.

Interest on the Notes accrues at the rate of 6.25% per annum and is payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2005, and ending on the maturity date of March 15, 2013. At any time prior to March 15, 2008, the Company may redeem up to 35% of the aggregate principal amount of Notes using net cash proceeds of certain equity offerings provided that at least 65% of the aggregate principal amount of the notes remains outstanding after such redemption. Beginning on March 15, 2009, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice. The redemption price for such a redemption (expressed as percentages of principal amount) is set forth below, plus accrued and unpaid interest and liquidated damages, if any, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Year	Percentage
2009	103.125%
2010	101.563%
2011 and thereafter	100.000%

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. Upon the occurrence of a change in control (as defined in the Indenture), each holder of Notes may require the Company to repurchase all or a portion of the Notes in cash at a price equal to 101% of the principal amount of Notes to be repurchased, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase.

The Indenture, among other things, limits the Company’s ability and the ability of its restricted subsidiaries’, with exceptions, to (1) pay dividends or make other restricted payments; (2) incur additional debt or issue preferred stock; (3) create or permit to exist certain liens; (4) incur restrictions on the ability of certain of the Company’s subsidiaries to pay dividends or other payments; (5) consolidate, merge or transfer all or substantially all of the Company’s assets; or (6) enter into transactions with affiliates. These covenants are subject to a number of exceptions. In addition, most of the covenants will no longer be applicable if the Notes are rated investment grade by Moody’s Investor Services, Inc. or Standard & Poor’s Rating Services. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods) which include: nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The offering and sale of the Notes were not registered under the Securities Act of 1933, as amended, and the Notes may not be reoffered or resold in the United States absent registration or an applicable exemption from registration requirements.

In connection with the issuance of the Notes, the Company, the Guarantors and the Initial Purchasers entered into a Registration Rights Agreement, dated March 23, 2005 (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, the Company and the Guarantors will file an exchange offer registration statement with the Securities and Exchange Commission (the “SEC”) on or prior to 90 days after March 23, 2005, the closing date of the Private Placement. The Company and the Guarantors will use their reasonable best efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 180 days after March 23, 2005, the closing date of the Private Placement. If (1) the Company and the Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing; (2) any such registration statement is not declared effective by the SEC on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”); (3) the Company and the Guarantors fail to consummate the exchange offer within 30 business days of the Effectiveness Target Date; or (4) any of the registration statements required by the Registration Rights Agreement are declared effective but thereafter cease to be effective or usable in connection with resales or exchanges of Notes during the periods specified in the Registration Rights Agreement (such events referred to as “Registration Defaults”), then the Company and the Guarantors will pay liquidated damages to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of the Notes held by such Holder. The amount of liquidated damages will increase by an additional $0.05 per week per $1,000 principal amount of the Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of $0.50 per week per $1,000 principal amount of Notes.

Certain of the Initial Purchasers or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions. Lehman Brothers Inc. is the sole lead arranger, Lehman Commercial Paper Inc., an affiliated of Lehman Brothers Inc., is administrative agent, and affiliates of Lehman Brothers Inc. are lenders under the Company’s senior secured credit facility, a portion of which is being prepaid with the proceeds from the offering. Lehman Brothers Inc. is also the dealer-manager and solicitation agent for the Tender Offer.

The Purchase Agreement, Indenture and Registration Rights Agreement are filed as exhibits to this Current Report on Form 8-K. The descriptions of the material terms of the Purchase Agreement, Indenture and Registration Rights Agreement are qualified in their entirety by reference to such exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Agreement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On March 21, 2005, amendments became effective to the indenture among the Company, the guarantors listed therein and U.S. Bank National Association (formerly known as State Street Bank and Trust Company), as trustee, dated as of May 3, 2002, governing the 9.875% Notes. The Company conducted a solicitation of consents from the holders of the 9.875% Notes to amend that indenture in connection with the Tender Offer. As of the close of business on March 21, 2005, which was the deadline for the receipt of those consents, the Company had received the consents required under the indenture to approve the amendments.

The amendments, among other things:

•	eliminated all events of default with respect to the 9.875% Notes other than events of default relating to the failure to pay principal of, and interest on those notes; and

•	eliminated covenants in the indenture governing the 9.875% Notes that, among other things, limited the Company’s ability to pay dividends, make distributions and certain investments, acquire or prepay junior securities, incur debt, sell assets, engage in sale and leaseback transactions, enter into certain transactions with affiliates, incur liens, engage in mergers or consolidations and designate subsidiaries as restricted subsidiaries or unrestricted subsidiaries.

The amendments are set forth in a Supplemental Indenture dated as of March 21, 2005 among the Company, the guarantors listed therein and U.S. Bank National Association, as trustee. A copy of that Supplemental Indenture is filed as an exhibit to this Current Report on Form 8-K. The descriptions of the material terms of the Supplemental Indenture are qualified in their entirety by reference to such exhibit.

Item 8.01. Other Events

On March 23, 2005, the Company announced the closing of the Notes in the Private Placement. The announcement is set forth in the press release attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

4.1	Indenture, dated March 23, 2005, by and among Corrections Corporation of America, the guarantors listed therein, and U.S. Bank National Association, as Trustee, providing for the issuance of the Company’s 6.25% Senior Notes due 2013.

4.2	Form of 6.25% Senior Note due 2013 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

4.3	Supplemental Indenture, dated as of March 21, 2005, among the Company, the guarantors listed therein and U.S. Bank National Association, as trustee, relating the Company’s 9.875% Senior Notes due 2009.

10.1	Registration Rights Agreement, dated March 23, 2005, by and among Corrections Corporation of America, the guarantors listed therein, Lehman Brothers Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC, as representatives of the several initial purchasers listed therein, relating to the Company’s 6.25% Senior Notes due 2013.

10.2	Purchase Agreement, dated March 8, 2005, by and among Corrections Corporation of America, the guarantors listed therein, Lehman Brothers Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC, as representatives of the several initial purchasers listed therein, relating to the Company’s 6.25% Senior Notes due 2013.

99.1	Press Release dated March 23, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 24, 2005	CORRECTIONS CORPORATION OF AMERICA
	By:	/s/ Irving E. Lingo, Jr.
Irving E. Lingo, Jr.
Executive Vice President and Chief Financial Officer